PROXY                                                                   PROXY

                                USG CORPORATION


       This proxy is solicited on behalf of the Board of Directors for the
                  Annual Meeting of Stockholders - May 13, 1998


The undersigned hereby appoints William C. Foote and Dean H. Goossen and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess if personally present, to vote all stock of the undersigned in USG CORPORATION at the annual meeting of the stockholders of said Corporation in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois on May 13, 1998 and any adjournment thereof, on the matters shown below and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                    I plan to attend the Annual Meeting. [ ]

        PLEASE MARK,  SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.

Please indicate any change in address. (Continued and to be signed on reverse side.)
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                                                  USG CORPORATION
                             PLEASE MARK VOTE IN THE OVAL IN THE FOLLOWING MANNER
                                             USING DARK INK ONLY.  /X/


A vote FOR all nominees and FOR items 1 and 2 is recommended.

1. Election of Directors to serve for a three           For          Withheld        For All Except
year term                                               / /            / /               / /
Nominees: W.H. Clark, Lawrence M. Crutcher,
William C. Foote, P. Jack O'Bryan, Judith A. Sprieser                                -----------------
                                                                                     Nominee Exception
2. Ratification of the appointment of Arthur
Andersen LLP as independent accountants for             For          Against         Abstain
the year ending December 31, 1998.                      / /            / /            / /

3. In their discretion, on any other matter that may properly come before the meeting.


Dated: _____________________, 1998



----------------------------------
Signature

The signature above should agree with the name shown on the Proxy. Where stock is owned by more than one person, all owners should sign the Proxy.


This proxy will be voted as directed or, if no direction is indicated, it will be voted for all candidates named in item 1 and for item 2.
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